Exhibit 23.3

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7590) of Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company of our report dated March 13, 2002, relating to the Financial Statements of the Royal Dutch/Shell Group of Companies which is included in this 2001 Annual Report on Form 20-F.

/s/ KPMG ACCOUNTANTS N.V., THE HAGUE KPMG Accountants N.V., The Hague

/s/ PRICEWATERHOUSECOOPERS, LONDON PricewaterhouseCoopers, London

April 8, 2002

Exhibits      E5